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                                                                     EXHIBIT 1.1


                             2,500,000 SHARES*

                   GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.

                              CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT


                              ______________ , 1998


ABN AMRO Incorporated
Robert W. Baird & Co. Incorporated
As Representatives of the
  several Underwriters named
  in Schedule I hereto
c/o ABN AMRO Incorporated
208 South LaSalle Street
Chicago, Illinois  60604

Ladies and Gentlemen:

     Subject to the terms and conditions set forth in this Underwriting Agreement (this "Agreement"), Griffith Micro Science International, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 2,500,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company to the several underwriters named in Schedule I hereto (collectively, the "Underwriters"). The Company also proposes to sell to the several Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 375,000 shares of Class A Common Stock. The Class A Common Stock and the Class B Common Stock, par value $.01 of the Company are collectively hereinafter referred to as the "Common Stock." The 2,500,000 shares of Class A Common Stock to be sold by the Company are hereinafter referred to as the "Firm Shares" and the 375,000 additional shares to be sold by the Company are hereinafter referred to as the "Additional Shares." The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." ABN AMRO Incorporated and Robert W. Baird & Co. Incorporated are acting individually and as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives." The Company is currently wholly-owned by

-------------------------------
* Plus an option to purchase up to 375,000 Additional Shares to cover over-allotments.

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Griffith Laboratories International, Inc. ("GLII"), a subsidiary of Griffith
Laboratories, Inc. ("GLI").

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representatives shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company is advised by the Representatives that the Underwriters have agreed to make a public offering of their respective portions of the Shares as soon after the Registration Statement (as defined below) has become effective and the Pricing Agreement has been executed as in the judgment of the Representatives is advisable and to first offer the Shares upon the terms described in the Prospectus (as defined below).

     The Company, GLII, the Representatives and the other Underwriters hereby agree to the following matters with respect to the purchase and sale of the
Shares:

  SECTION 1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND GLII.

     (a) The Company represents and warrants to each Underwriter that:

     (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-60153), including a preliminary prospectus, relating to the Shares and one or more amendments thereto. The Company will next file with the Commission one of the following: (A) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (B) a final prospectus in accordance with Rules 430A and 424(b) under the Act or (C) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) under the Act. As filed, the final prospectus, if one is used, or the Term Sheet and the latest Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information (as defined below). There have been or will promptly be delivered to you three signed copies of such registration statement and each such amendment, three copies of each exhibit filed therewith, and conformed copies of such registration statement and each such amendment (but without exhibits) and of the related preliminary prospectus or prospectuses and final form of prospectus or Term Sheet, if a Term Sheet is used, for each of the Underwriters. The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined below), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information (as defined below) deemed to be included in such registration statement at the time such registration



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statement becomes effective as provided by Rule 430A and, if a Term Sheet is used, shall also include all information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 434; provided, further, that if the Company files a registration statement under the Act to register additional shares of Class A Common Stock and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 333-60153) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The term "Preliminary Prospectus" as used in this Agreement shall mean any preliminary prospectus relating to the Shares filed with the Commission under the Act and the rules and regulations thereunder, including any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean: (X) the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act; (Y) if a Term Sheet is not used and no filing pursuant to Rule 424(b) under the Act is required, the form of final prospectus included in the Registration Statement at the time the Registration Statement becomes effective; or (Z) if a Term Sheet is used in lieu of a prospectus, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act, together with the latest Preliminary Prospectus included in the Registration Statement at the time it becomes effective (such Term Sheet and Preliminary Prospectus are sometimes collectively referred to herein as the "Rule 434 Prospectus"). The term "Rule 430A Information" as used in this Agreement shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A under the Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

     (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus complied in all material respects when so filed with the requirements of the Act (except to the extent that, in conformity with the Act, such Preliminary Prospectus is subject to completion).

     (iii) The Registration Statement in the form in which it becomes effective and also in such form as it may be when the Pricing Agreement is executed or any post-effective amendment to the Registration Statement shall become effective, and the Prospectus when and in the form last filed with the Commission as part of the Registration Statement prior to effectiveness or, if applicable, first filed pursuant to Rule 424(b) under the Act, and when any supplement or amendment thereto is filed with the Commission, each will comply in all material respects with the requirements of the Act and will not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment thereto) made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Underwriter through the Representatives specifically for use in the Registration


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Statement, which information solely consists of the disclosure included in the
Prospectus under the caption "Underwriting."

     (iv) Subject to the Company's requests for confidential treatment under Rule 406 of the Act, there is no contract or other document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (v) The accountants who have expressed their opinions with respect to certain of the financial statements of the Company included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act.

     (vi) The consolidated financial statements, together with the notes thereto, of the Company included in the Registration Statement and the Prospectus comply in all material respects with the Act and present fairly the consolidated financial position of the Company as of the dates indicated, and the consolidated results of operations and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved except to the extent disclosed therein. No other financial statements, including pro forma financial statements, or schedules are required by the Act to be included in the Registration Statement or the Prospectus.

     (vii) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management's general or specific authorization, except in any such case in which the failure to maintain such controls would not have a material adverse effect upon the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole.

     (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect upon the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     (ix)   The only subsidiaries of the Company are the subsidiaries listed on
Exhibit 21 to the Registration Statement. Each of the Company's subsidiaries has been duly incorporated and



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is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. Each of the Company's subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Except for the capital stock of the subsidiaries and except as otherwise described in the Prospectus, the Company does not own any capital stock of, or other securities evidencing an equity interest in, any corporation, partnership or other entity. All of the issued and outstanding shares of capital stock of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and except as described in the Prospectus or the Registration Statement (including the exhibits thereto) and for directors' or shareholders' qualifying shares held by nominees of the Company), are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. There are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Company's subsidiaries.

     (x) The Company has an authorized and outstanding capitalization as described in the Prospectus and the Shares conform to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or other similar rights and there are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as described in the Prospectus.

     (xi) The Shares to be sold by the Company pursuant to this Agreement and the Pricing Agreement have been duly authorized and, when issued and paid for in accordance with this Agreement and the Pricing Agreement, will be validly issued, fully paid and non-assessable; the holders of the Shares will not be subject to personal liability by reason of being such holders; there are no holders of securities of the Company having rights, contractual or otherwise, to registration thereof or preemptive rights to purchase Common Stock except pursuant to the terms of the Shareholder Agreement dated as of ___________, 1998 by and between the Company and GLII; all corporate actions required to be taken for the authorization, issue and sale of the Shares have been validly and sufficiently taken; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid and marketable title thereto, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

     (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (B) any material transaction entered into, or any



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material liability or obligation incurred, by the Company or its subsidiaries other than in the ordinary course of business, (C) any change in the capital stock, or material increase in the long-term debt of the Company or its subsidiaries, or (D) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

     (xiii) The Company and each of its subsidiaries have good and marketable title to all properties and assets reflected as owned in the financial statements hereinabove described or described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions of any kind, except such as are referred to in such financial statements or elsewhere in the Prospectus or which are not material to the business of the Company and its subsidiaries, taken as a whole; all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole or under which the Company or any of its subsidiaries holds properties are in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company or any subsidiary as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xiv) Neither the Company nor any of its subsidiaries is in default in the observance of any provision of its Certificate of Incorporation (or other charter or organizational documents) or by-laws (or other governing documents), or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, the effect of which could be materially adverse to the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole.

     (xv) The execution and delivery of this Agreement and the Pricing Agreement, the issuance and delivery of the Shares, the application of the net proceeds from the offering in the manner described in the Prospectus under "Use of Proceeds," the consummation of the transactions contemplated herein and in the Registration Statement and compliance with the terms of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not result in any violation of the Certificate of Incorporation (or other charter or organizational documents) or by-laws (or other governing documents) of the Company or any of its subsidiaries, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, encumbrance or restriction of any kind upon any property or assets of the Company or any of its subsidiaries under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of their respective properties, is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties. No approval, authorization or consent of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries is required in



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connection with the sale of the Shares to the Underwriters, except such as may be required under the Act, state securities or Blue Sky laws or from the clearance of the offering with the National Association of Securities Dealers, Inc. (the "NASD").

     (xvi) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, or any arbitrator or arbitration panel, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which could result in any material adverse change to the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as whole; and there is no decree, judgment or order of any kind in existence against or restraining the Company or any of its subsidiaries, or any of their respective officers, employees or directors, from taking any actions of any kind in connection with the business of the Company or any such subsidiary.

     (xvii) The Company and each of its subsidiaries own or possess or have obtained all licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to own or possess any such license, permit, consent, order, approval or other authorization would not have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as whole, and neither the Company nor any such subsidiary has received any notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations which singly or in the aggregate, if the subject of an unfavorable ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole.

     (xviii) The conduct of the business of the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations that regulate or are concerned in any way with the business of the Company or such subsidiaries, where the effect of the failure to comply would be materially adverse to the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole.

     (xix) Except as disclosed in the Registration Statement and the Prospectus, the Company together with its subsidiaries owns or possesses, or can acquire on reasonable terms, all intellectual property, including without limitation all right, title and interest in or to, or has duly licensed from third parties, all patents, trademarks, service marks, copyrights, trade names, trade secrets and other proprietary rights ("Trade Rights") necessary to conduct the business now or proposed to be conducted by it, and neither the Company nor any of its subsidiaries nor GLII has received any notice of, and has no knowledge of, infringement of or conflict with asserted rights of others with respect to any such Trade Rights which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole.



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     (xx)    The Company and all of its subsidiaries have timely filed (or have timely requested an extension of the time to file) all federal, state, local and foreign tax returns required to be filed, or have been included in a consolidated return filed by GLI with respect to such required filings, and have paid all taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any taxes which the Company, any of its subsidiaries or GLI is contesting in good faith or which are not material to the Company and its subsidiaries, taken as a whole, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its subsidiaries or the properties or assets of the Company or any such subsidiary that would or could be expected to have a material adverse affect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

     (xxi) This Agreement has been duly authorized, executed and delivered by the Company; the Pricing Agreement, upon execution and delivery by the Company, shall be duly authorized, executed and delivered by the Company; and this Agreement constitutes, and when executed the Pricing Agreement shall constitute, valid and binding obligations of the Company.

     (xxii) The Company has filed a registration statement on Form 8-A to register the Common Stock under Section 12(g) of the Exchange Act and has requested that such registration statement be declared effective concurrent with the effectiveness of the Registration Statement. The Company has filed an application to list the Shares on The Nasdaq National Market and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

     (xxiii) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (xxiv) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and were duly registered with, or the subject of an available exemption from, the registration requirements of the applicable state securities or Blue Sky laws.

     (xxv) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

     (xxvi) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company.

     (xxvii) Except as disclosed in the Registration Statement and the Prospectus, no transaction has occurred between or among the Company, on the one hand, and any of its officers or directors or any affiliate or affiliates (as defined under Rule 12b-2 of the Exchange Act) of any such officer or director, on the other hand, that is required to be so disclosed, including, but not limited to, any outstanding loans, advances or guaranties of indebtedness by



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the Company to or for the benefit of any affiliates of the Company, or any of the officers or directors of the Company, or any family member of any of them.

     (xxviii) The Company has not, directly or indirectly, at any time (A) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.

     (xxix) Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries are in compliance in all material respects with all applicable Environmental, Health and Safety Requirements and Radiological Health and Safety Requirements (each as hereinafter defined), except where any such noncompliance, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole. As used herein, (1) "Environmental, Health and Safety Requirements" means all applicable foreign, federal, state and local laws and regulations and non-governmental requirements relating to Hazardous Materials (as hereinafter defined) and the protection of human health, safety, and the environment, or imposing liability or standards of conduct concerning the operation of the Company's business, including without limitation, requirements administered, imposed, or enforced by the U.S. Environmental Protection Agency, the U.S. Food and Drug Administration, or the U.S. Department of Agriculture, any corresponding or delegated state agency, any equivalent foreign regulatory agency and any non-governmental organization from which the Company or its subsidiaries have applied for or obtained formal certification or registration, which requirements govern the use and operation of the Company's processes, facilities and equipment; (2) "Hazardous Material" includes without limitation
(A) ethylene oxide and any other sterilant used by the Company or any of its subsidiaries, (B) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (C) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (D) any petroleum or petroleum product, (E) any polychlorinated biphenyl, (F) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental, Health and Safety Requirement, and (G) radioactive or radiological material, substance, waste, or by-product; and (3) "Radiological Health and Safety Requirements" include without limitation requirements administered, imposed or enforced by the U.S. Nuclear Regulatory Commission ("NRC") or any corresponding or delegated state agency (the "Agreement States"), or equivalent foreign regulatory agency which requirements govern the use and operation of the Company's processes, facilities and equipment.

     (xxx) Except as described in the Registration Statement and the Prospectus, since October 1, 1992, neither the Company nor its subsidiaries has received any notice or other communication alleging that any of them is not in compliance with any Environmental, Health and Safety Requirement or any Radiological Health and Safety Requirement, except where any such noncompliance would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole. Since October 1, 1992, neither the Company nor its subsidiaries



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has unlawfully generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released, or disposed of any quantity of Hazardous Material (a "release") at, on, under, from, or in the vicinity of any site owned, leased, occupied, or controlled by the Company or its subsidiaries, except for any releases which were promptly reported to the applicable foreign, federal, state or local regulatory body or authority (if such report is required), and which would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole.

     (xxxi) To the Company's knowledge, except as described in the Registration Statement and the Prospectus, there are no costs or liabilities associated with or arising in connection with Environmental, Health and Safety Requirements or Radiological Health and Safety Requirements as currently in effect or proposed (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole. Except as described in the Registration Statement and the Prospectus, the Company is not aware of any circumstances that may prevent or interfere with the Company and its subsidiaries' compliance with any material Environmental, Health and Safety Law or Radiological Health and Safety Requirement.

     (xxxii) The Company and each of its subsidiaries maintains or has the benefit of insurance with respect to its properties and business of the types and in amounts that the Company believes are reasonably adequate for its business, all of which insurance is in full force and effect.

     (xxxiii) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company, or with respect to which the Company could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that would reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business or prospects of the Company and its subsidiaries, taken as a whole.

  (b) GLII represents and warrants to each Underwriter that:

     (i) The Registration Statement in the form in which it becomes effective and also in such form as it may be when the Pricing Agreement is executed or any post-effective amendment to the Registration Statement shall become effective, and the Prospectus when and in the form last filed with the Commission as part of the Registration Statement prior to effectiveness or, if applicable, first filed pursuant to Rule 424(b) under the Act, and when any supplement or amendment thereto is filed with the Commission, each will comply in all material respects with the requirements of the Act and will not at any such time contain an untrue statement of a



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




material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives specifically for use in the Registration Statement.

     (ii) GLII has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business.

     (iii) The execution and delivery of this Agreement and compliance with the terms of this Agreement by GLII have been duly authorized by all necessary corporate action, will not result in any violation of the charter or by-laws of GLII, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, encumbrance or restriction of any kind upon any property or assets of GLII under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for such restrictions which would not have a material adverse effect on the financial condition of GLII and its subsidiaries, taken as a whole. No approval, authorization or consent of any court, regulatory body, administrative agency or other governmental body having jurisdiction over GLII or any of its subsidiaries is required in connection with the execution and performance of this Agreement by GLII.

     (iv) This Agreement has been duly authorized, executed and delivered by GLII and constitutes a valid and binding obligation of GLII.

  SECTION 2.  AGREEMENT TO SELL AND PURCHASE.

     (a) Subject to such adjustments to eliminate any fractional share sales or purchases as the Representatives in their discretion may make, (i) the Company hereby agrees to issue and sell to the Underwriters an aggregate of 2,500,000 Firm Shares, and (ii) on the basis of the representations, warranties and agreements of the Company and GLII herein contained and subject to the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in the Pricing Agreement (the "Purchase Price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as such Underwriter shall be obligated to purchase pursuant to the provisions of Section 9 hereof).

     (b) The Company agrees to sell to the Underwriters and, on the basis of the representations, warranties and agreements of the Company and GLII set forth herein and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Company up to 375,000 Additional Shares, at the Purchase Price per Share upon delivery to the Company of the notice hereinafter referred to. Such Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional Shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite such Underwriter's name in Schedule I (or such number of Firm Shares increased pursuant to the terms set forth in Section 9 hereof) bears to the total number of Firm Shares.

  SECTION 3.  DELIVERY OF THE SHARES AND PAYMENT THEREFOR.

     (a) Delivery to the Underwriters of the Firm Shares shall be made in book-entry form through the facilities of the Depository Trust Company ("DTC") against payment therefor by wire or other immediately available funds at 9:00 a.m., Chicago, Illinois time, on the third full business day following the date of the Pricing Agreement (the "Closing Date"). The closing shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois. The place of the closing and the Closing Date may be varied by agreement among the Representatives and the Company.

     (b) Delivery to the Underwriters of any Additional Shares to be purchased by the several Underwriters shall be made in book-entry form through the facilities of DTC against payment therefor by wire or other immediately available funds at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in written notice from the Representatives to the Company of the determination to purchase a number, specified in said notice, of Additional Shares. Said notice may be given at any time on or before 30 days after the date of the execution of the Pricing Agreement. The option closing shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois. The place of the closing and the Option Closing Date may be varied by agreement between the Representatives and the Company.

     (c) If the Representatives and the Company have elected to enter into the Pricing Agreement after the Registration Statement is effective, the Purchase Price per Share to be paid by the several Underwriters for the Shares shall be an amount equal to the initial public offering price, less an amount to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Shares shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price and the Purchase Price per Share, when so determined, shall be set forth in the Pricing Agreement. If such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives and except as otherwise provided in Section 5 hereof. If the Representatives and the Company have elected to enter into the Pricing Agreement prior to the Registration Statement becoming effective, the initial public offering price and the Purchase Price per Share to be paid by the several Underwriters for the Shares having each been determined and set forth in the Pricing Agreement, the Company agrees to file an amendment to the Registration Statement and the Prospectus before the Registration Statement becomes effective.

     (d) Unless the Representatives request otherwise, the Firm Shares shall be delivered in global form and shall be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. If at the request of the Representatives the Firm Shares or the Additional Shares are delivered in definitive form, certificates for such Shares shall be registered in such names and in such denominations as the Representatives shall request upon at least 48 hours prior notice to the Company preceding the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to the Representatives at the office of the Representatives set forth in Section 12 hereof for inspection and packaging not later than at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     (e) The Firm Shares and the Additional Shares shall be delivered to the Representatives on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire or other immediately available funds. It is understood by the Company that each of the Underwriters has authorized the Representatives, for its account, to accept delivery of, receipt for and make payment of the purchase price for, the Shares it has agreed to purchase.

  SECTION 4.  AGREEMENTS OF THE COMPANY AND GLII.

     (a) The Company covenants and agrees with the several Underwriters that:

             (i) The Company will endeavor to cause the Registration
Statement to become effective and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (A) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, and of the filing of any final prospectus or supplement or amendment to the Prospectus, (B) of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or any Preliminary Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes, and (D) within the period of time referred to in paragraph
(f) below, of the happening of any event which makes any statement made in the Registration Statement or Prospectus (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Registration Statement or Prospectus (as then amended or supplemented) in order to make the statements therein not misleading or the necessity to amend or supplement the Prospectus to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company elects to rely on Rule 434 of the Act, the Company will prepare a Term Sheet that complies with the requirements of Rule 434 of the Act and will provide the Representatives with copies of the form of Rule 434 Prospectus in such numbers as you may reasonably request and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the Act in accordance with Rule 424(b) of the Act by the close of business in Chicago on the business day immediately succeeding the date hereof. If the Company elects not to rely on Rule 434, the Company will provide you with copies of the form of Prospectus in such numbers as you may reasonably request and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the Act, by the close of business in Chicago on the business day immediately succeeding the date hereof.

     (ii) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Act, then promptly following the execution of the Pricing Agreement, the Company will prepare and file with the Commission, in accordance with Rule 430A and Rule 424(b) under the Act, copies of an amended Prospectus, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

     (iii) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Option Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated in the Registration Statement and the Prospectus.

     (iv) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall promptly after being so advised reasonably object in writing.

     (v) Prior to the effective date of the Registration Statement, the Company has delivered or will deliver to each of the Underwriters, without charge, copies of each form of Preliminary Prospectus in such quantities as they have reasonably requested or may hereafter reasonably request. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the effective date of the Registration Statement, of each Preliminary Prospectus so furnished by the Company.

     (vi) On the effective date of the Registration Statement and thereafter from time to time during such period as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with offers or sales of the Shares by an Underwriter or a dealer, the Company will deliver to each Underwriter and dealer, without charge, as many copies of the Registration Statement, the Prospectus and each Preliminary Prospectus (and of any amendment or supplement to such documents) as they may reasonably request. During such period, if any event occurs which in the judgment of the Company, or in the opinion of counsel for the Underwriters, should be described in the Prospectus in order to ensure that no part of the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, the Company will forthwith prepare, submit to the Representatives, file with the Commission and deliver, without charge to the several Underwriters and dealers (whose names and addresses will be furnished by the Representatives to the Company) to whom shares have been sold by the Underwriters or to other dealers any amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will comply with the standards set forth in this sentence. The Company consents to the use of such Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions described in the preliminary Blue Sky memorandum in which the Shares are lawfully offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. In case any Underwriter is required to deliver a Prospectus (and any amendment or supplement thereto) more than nine months after the first date upon which the Shares are offered to the public, the Company will, upon request, but at the expense of such Underwriter, promptly prepare and furnish such Underwriter with reasonable quantities of a Prospectus complying with Section 10(a)(3) of the Act.

     (vii) The Company will cooperate with the Representatives and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate, will continue such registrations or qualifications in effect so long as reasonably required for the distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified, (ii) to file any general consent to service of process, or (iii) take any action that would subject it to income taxation in any jurisdiction where it is not so qualified.

     (viii) For a period of three years after the date of the Pricing Agreement:

            (A) the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company of general interest mailed to any class of its security holders (ii) copies of all annual reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K and any amendment thereto or such other similar forms as may be designated by the Commission and (iii) from time to time, such other information concerning the Company as the Representatives may reasonably request;

            (B) if at any time during such three year period, the Company shall cease filing with the Commission the annual reports and current reports on Forms 10-K, 10-Q and 8-K or other similar forms referred to in clause (A) above, the Company will forward to its stockholders generally and the Representatives and upon request to each of the other Underwriters (i) as soon as practicable after the end of each fiscal year, copies of a balance sheet and statements of income and retained earnings of the Company as of the end of and for such fiscal year, certified by independent public accountants, and (ii) as soon as practicable after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a summary statement (which need not be certified) of income and retained earnings of the Company for such period, which shall also be made publicly available; and

            (C) the Company will furnish to the Representatives and to the NASD, and by issuance of a press release, on the date of declaration, notice of all dividends, including the amount and medium of payment, the record date (which shall be not less than ten days subsequent to the declaration date) and the payment date (which shall be not less than ten days subsequent to the record date).

     (ix) The Company will make generally available to its security holders an earnings statement of the Company, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158).

     (x) The Company will not register for sale, sell, offer, contract to sell, grant an option for sale, pledge or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock for a period of 180 days after the date of the Pricing Agreement without the prior written consent of the Representatives, except (i) issuances of securities pursuant to the exercise of stock options granted pursuant to the terms of an incentive plan in effect on the date hereof, and
(ii) issuances of securities as consideration in connection with acquisitions (provided the recipient agrees not to sell, offer, contract to sell, grant an option for sale or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock during the remainder of the 180 day period described herein). The Company will also obtain similar agreements from each of its executive officers and directors.

     (xi) The Company will apply the net proceeds from the sale of the shares to be sold by it under this Agreement and the Pricing Agreement for the purposes set forth in the Prospectus under the caption "Use of Proceeds."

     (xii) The Company will use its best efforts to cause the Shares to be approved for listing on the Nasdaq Stock Market, subject to notice of issuance or sale.

 (b) GLII covenants and agrees with the several Underwriters that GLII will not register for sale, sell, offer, contract to sell, grant an option for sale, pledge or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock for a period of 180 days after the date of the Pricing Agreement without the prior written consent of the Representatives. GLII will also obtain similar agreements from each of its executive officers and directors who has not already executed such an agreement and who owns shares of Common Stock or rights to acquire Common Stock.

   SECTION 5. PAYMENT OF EXPENSES. The Company will pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance by it of its obligations under this Agreement and the Pricing Agreement, including, without limiting the generality of the foregoing, (a) preparation, printing, filing and distribution (including postage, air freight charges and charges for counting and packaging) of the original registration statement, the Registration Statement, each Preliminary Prospectus, the Prospectus (including any exhibits and financial statements and any Term Sheet delivered by the Company pursuant to Rule 434 of the Act), each amendment and/or supplement to any of the foregoing, and this Agreement, the Pricing Agreement, the Agreement Among Underwriters, Selected Dealers Agreement, Powers of Attorney and Underwriters' Powers of Attorney and Questionnaires, (b) furnishing to the several Underwriters and dealers copies of the foregoing materials (provided, however, that any such copies furnished by the Company more than nine months after the first date upon which the Shares are offered to the public shall be at the expense of the several Underwriters or dealers so requesting as provided in Section 4(a)(vi) above), (c) the registrations or qualifications referred to in Section 4(a)(vii) above (including filing fees and fees and disbursements of counsel in connection therewith) and expenses of printing and delivering to the several Underwriters copies of the preliminary and final Blue Sky memoranda, (d) the review of the terms of the public offering of the Shares by the NASD (including the filing fees paid to the NASD in connection therewith) and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (e) the performance by the Company of its other obligations under this Agreement, including the fees of the Company's counsel and accountants, (f) the issuance of the Shares and the preparation and printing of the stock certificates representing the Shares, including any stamp taxes payable in connection with the original issuance of the Shares (but not including any such taxes payable in connection with the resale of the Shares by the Underwriters), (g) furnishing to the several Underwriters copies of all reports and information required by
Section 4(a)(viii) above, including reasonable costs of shipping and mailing, and (h) the listing of the Common Stock on the Nasdaq National Market. It is understood, however, that except as otherwise provided in this Section and
Section 11, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, and any advertising expenses connected with any offers they may make.

   SECTION 6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

     (a) The Registration Statement shall have become effective not later than 1:00 p.m., Chicago time, on the first full business day after the date of this Agreement, or at such later date and time as shall be consented to in writing by the Representatives, and, if the Representatives and the Company have elected to rely upon Rule 430A, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and, if the Representatives and the Company have elected to rely upon a Term Sheet, such Term Sheet shall have been transmitted to the Commission for filing pursuant to Rule 434 and Rule 424(b) within the prescribed time period, and on or prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or, to the knowledge of the Company, shall be contemplated by the Commission and there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to purchasers of the Shares, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which there were made, not misleading.

           (b) Subsequent to the effective date of the Registration Statement,
(i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries not contemplated by the Prospectus, which, in the judgment of the Representatives, would materially adversely affect the market for the Shares so as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares, as contemplated herein and in the Prospectus, or to enforce contracts for the purchase of Shares, and (ii) the business and operations of the Company and its subsidiaries, taken as a whole, shall not have been materially and adversely affected by strike, fire, flood, accident or other calamity (whether or not insured).

           (c) The Representatives shall have received from Bell, Boyd & Lloyd, counsel for the Company, a favorable opinion dated the Closing Date and satisfactory to the Representatives and the Underwriters' counsel to the effect that:

           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

           (ii) An opinion to the same general effect as clause (i) of this subparagraph (c) in respect of each direct and indirect subsidiary of the Company; provided, however, that with respect to each of the Company's foreign subsidiaries, the opinion as to good standing and qualification as a foreign corporation may be modified to conform to comparable concepts under local law.

           (iii) All of the issued and outstanding capital stock of the subsidiaries of the Company has been duly authorized and validly issued and is fully paid and non-assessable, and the Company owns, of record (except for directors' or shareholders' qualifying shares held by nominees of the Company) and to such counsel's knowledge, beneficially, directly or indirectly 100 percent of the outstanding capital stock of each subsidiary and, to the knowledge of such counsel (with respect to the Company's foreign subsidiaries, based solely on an examination of the Share Transfer Register for such subsidiary), such stock is owned free and clear of any security interests, claims, liens, encumbrances or adverse interests of any nature except as disclosed in the Registration Statement (including the exhibits thereto).

           (iv) The Company has an authorized and outstanding capitalization as set forth in the Prospectus and the Shares conform to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or other similar rights and, to such counsel's knowledge, there are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as set forth in the Prospectus. Except as described in the Prospectus, to such counsel's knowledge, there are no holders of the securities of the Company having rights to the registration thereof.

           (v) The Shares to be sold by the Company pursuant to this Agreement and the Pricing Agreement have been duly authorized and, when issued and paid for in accordance with this Agreement and the Pricing Agreement, will be validly issued, fully paid and non-assessable; the holders of the Shares will not be subject to personal liability by reason of being such holders; the Shares are not subject to the preemptive rights of any stockholder of the Company and, to the knowledge of such counsel, will be free of any security interest, claim, lien, encumbrance or adverse interest of any nature; the Shares to be sold hereunder have been duly and validly authorized and qualified for listing on The Nasdaq National Market, subject to notice of issuance.

           (vi) This Agreement and the Pricing Agreement have been duly and validly authorized, executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, and except that such counsel need not express an opinion as to those provisions relating to indemnities for liabilities under the Act.

           (vii) No authorization, approval, order or consent of any governmental authority or agency is required for the valid issuance and sale of the Shares, except such as may be required under the Act or state securities laws as to which such counsel need not express an opinion.

           (viii) The execution, delivery and performance of this Agreement and the Pricing Agreement by the Company, the issue and sale of the Shares, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach of any of the provisions of, or constitute a default under (A) the Company's Restated Certificate of Incorporation or by-laws or any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument or agreement known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties is subject or (B) so far as known to such counsel, any statute, order, rule or regulation applicable to the Company or any of its subsidiaries of any court or other governmental authority or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

           (ix) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

           (x) The Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except counsel need not express an opinion on the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein) and the Prospectus and any supplements or amendments thereto (except counsel need not express an opinion on the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein) comply as to form in all material respects with the requirements of the Act and the rules of the Commission thereunder.

           (xi) The statements in the Prospectus in the sections captioned "Management--1998 Director Stock Option Plan," "--Employee Stock Option Plans," "Relationship with Parent Company," "Description of Capital Stock" and "Shares Eligible for Future Sale" in each case insofar as such statements reflect a summary of the material legal matters or the documents referred to therein, fairly and accurately present the information called for by the Act and the applicable rules and regulations promulgated thereunder.

           (xii) To the knowledge of such counsel there are no statutes or regulations, provisions of the Delaware General Corporate Law or any pending or threatened litigation or governmental proceedings against the Company required to be described in the Prospectus which are not so described, nor of any contracts or documents of a character required to be described in or filed as a part of the Registration Statement which are not described or filed as required.

           (xiii) Neither the Company nor any of its subsidiaries is an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

           (xiv) To such counsel's knowledge, all offers and sales of the Company's and each of its subsidiaries capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

           In rendering such opinion, such counsel may rely upon the opinions of local and foreign counsel as to matters relating to the Company's subsidiaries and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives otherwise.

            In addition, such counsel shall state that they have participated in conferences with the Company and its representatives in connection with the preparation of the Registration Statement and the Prospectus, and in connection with their participation in the preparation of the Registration Statement and the Prospectus, although such counsel has not independently verified the accuracy, completeness or fairness of the statements contained therein, nothing has come to the attention of such counsel that would cause such counsel to believe that the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except such counsel need not express an opinion on the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein) at the time it became effective, at the time the Pricing Agreement was executed and at the Closing Date, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus or any amendment or supplement thereto (except such counsel need not express an opinion on the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein) included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (d) The Representatives shall have received from Mr. James S. Legg, Vice President and General Counsel for GLII, a favorable opinion dated the Closing Date and satisfactory to the Representatives and the Underwriters' counsel to the effect that:

           (i) GLII has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business.

           (ii) This Agreement has been duly and validly authorized, executed and delivered by GLII and is a legal, valid and binding obligation of GLII, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, and except that such counsel need not express an opinion as to those provisions relating to indemnities for liabilities under the Act.

           (iii) The execution, delivery and performance of this Agreement by GLII will not conflict with or result in a breach of any of the provisions of, or constitute a default under GLII's charter or by-laws or any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument or agreement known to such counsel to which GLII is a party or by which it is bound or to which any of its properties is subject.

           (iv) No authorization, approval, order or consent of any governmental authority or agency is required for the valid issuance and sale of the Shares, except such as may be required under the Act or state securities laws as to which such counsel need not express an opinion.

           (v) The statements in the Prospectus in the section captioned "Relationship with Parent Company" insofar as such statements reflect a summary of the material legal matters or the documents referred to therein, fairly and accurately present the information called for by the Act and the applicable rules and regulations promulgated thereunder.

           In rendering such opinion, such counsel may rely upon certificates of officers of the Company and of state officials relating to factual matters, in which case his opinion is to state that he is so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives otherwise.

           (e) The Representatives shall have received on the Closing Date a favorable opinion dated the Closing Date from Lord, Bissell & Brook, counsel for the Underwriters, as to such matters as the Representatives may reasonably require.

           (f) The Representatives shall have received letters addressed to the Representatives and dated the date hereof, the Closing Date and the Option Closing Date from KPMG Peat Marwick LLP, independent public accountants for the Company, to the effect set forth in Schedule II. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

           (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the long- term debt of the Company from that set forth or contemplated in the Registration Statement; (iii) there shall not have been, since the respective dates as to which information is given in the Registration Statement and the Prospectus, except as may otherwise be described or contemplated in the Registration Statement and the Prospectus, any material adverse change in the financial condition or results of operations of the Company; and (iv) the Company shall not have incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business or as described in or contemplated by the Registration Statement,

           (h) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and the Closing Date and the Option Closing Date as if made on and as of each such date, the Company shall have performed or complied in all material respects with all of its agreements herein contained and required to be performed or complied with by it at or prior to each such date, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the principal executive officer and the principal financial officer of the Company (or such other officers as are acceptable to the Representatives), to the effect set forth in this Section 6(h).

           (i) All of the representations and warranties of GLII contained in this Agreement shall be true and correct on and as of the date hereof and the Closing Date and the Option Closing Date as if made on and as of each such date, GLII shall have performed or complied in all material respects with all of its agreements herein contained and required to be performed or complied with by it at or prior to each such date, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the principal executive officer and the principal financial officer of GLII (or such other officers as are acceptable to the Representatives), to the effect set forth in this Section 6(i).

           (j) Within 24 hours after the Registration Statement becomes effective, or within such longer period as to which the Representatives shall have consented, the Shares shall have been qualified for sale or exempted from such qualification under the securities laws of such jurisdictions as the Representatives shall have designated prior to the time of execution of the Pricing Agreement and such qualification or exemption shall continue in effect to and including the Closing Date.

           (k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in paragraphs (a) through (i); except that the opinions called for in paragraphs (c), (d) and (e) shall be revised to reflect the sale of Additional Shares and shall be dated the Option Closing Date, if different from the Closing Date.

     SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

           (a) The Company and GLII, jointly and severally (collectively, the "Indemnitors") agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such Underwriter, or such controlling person may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Registration Statement or the Prospectus or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, which information solely consists of the disclosure included in the Prospectus under the caption "Underwriting"; provided, however, that the indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) with respect to any action or claim arising from the sale of the Shares by such Underwriter brought by any person who purchased Shares from such Underwriter if (i) a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to the Underwriter prior to the written confirmation of the sale involved) shall not have been given or sent to such person by or on behalf of the Underwriter with or prior to the written confirmation of the sale involved and (ii) the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid).

           Notwithstanding the foregoing, the Underwriters agree that, in the case of any loss, claim, damage, liability or judgment for which they may claim indemnification hereunder, they will make written demand for indemnification from the Indemnitors, but will not seek to enforce any right or remedy granted under this Section 7 against GLII for a period of 30 days after the date of such demand. The Underwriters further agree that (x) they will not commence any legal proceeding against GLII to recover such loss, claim, damage or liability unless, prior to or concurrently therewith, they shall have commenced, in the same legal proceeding, an action against the Company to recover the same, (y) they will prosecute any such legal proceeding against the Company for as long as GLII is a party thereto and (z) in the event that judgments are entered in favor of the Underwriters against both the Company and GLII in any such legal proceeding, (1) during the period from the date of each such judgment until the earlier of a Triggering Event (as defined below) or 30 days after the date on which the judgment against the Company and GLII becomes final and is not subject to appeal, the Underwriters will take all reasonably necessary steps to enforce and collect the judgment entered against the Company, and will not seek to enforce or collect the judgment entered against GLII, and (2) after the expiration of the period referred to in clause (1) of this sentence, the Underwriters may seek to enforce and collect the judgment entered against GLII; provided that any amounts collected by the Underwriters from the Company under the judgment entered against the Company shall reduce the amount of the judgment entered against GLII. As used in this Agreement, "Triggering Event" means any of the following: (i) the Company or any subsidiary files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order or decree for relief is entered against the Company or any subsidiary in an involuntary case under the Bankruptcy Code and such order or decree is consented to by the Company or any subsidiary or remains in effect for 30 consecutive days, (iii) the Company or any subsidiary makes an assignment for the benefit of its creditors, (iv) any court orders or approves, or the Company or any subsidiary consents to, the appointment of a receiver, liquidator, assignee or other similar official for the Company or any subsidiary or any substantial portion of its respective assets, and such order or approval continues in effect for 30 consecutive days, or (v) the dissolution, liquidation or winding up of the affairs of the Company.

           (b) Each Underwriter will severally indemnify and hold harmless GLII, the Company, the Company's directors, its officers who sign the Registration Statement and any person controlling the Company or GLII within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Indemnitors to each Underwriter, but only with respect to information furnished in writing to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus , which information solely consists of the disclosure included in the Prospectus under the caption "Underwriting." This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

           (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any compromise or settlement of any such action effected without its consent.

           (d) (i) If the indemnification provided for in this Section 7 is unavailable as a matter of law to any indemnified party under this Section 7 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party (A) in such proportion as is appropriate to reflect the relative benefits received by the Indemnitors on the one hand and the Underwriters on the other hand from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Indemnitors on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Indemnitors and the Underwriters shall be deemed to be in the same proportion in the case of the Indemnitors, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Indemnitors and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Indemnitors or by the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Indemnitors on the o ne hand and of the Underwriters on the other hand. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in this Section shall be deemed to include, subject to the limitations set forth in this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                 (ii) The Indemnitors and the Underwriters agree that the determination of contribution pursuant to this Section based on pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph would not be just and equitable (even if the several Underwriters were treated as one entity for such purpose). Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

           (e) The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and GLII set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company or its directors or officers (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor or assign of an Underwriter, the Company or its directors or officers, and their legal and personal representatives (or of any person controlling an Underwriter or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

           (f) The Company agrees to indemnify GLII for any amounts that GLII is required to pay pursuant to the foregoing paragraphs of this Section 7. The provisions of this paragraph (f) are solely for the purpose of regulating the respective rights and obligations of the Company and GLII and shall have no effect upon any rights of any Underwriter or any controlling person of any Underwriter.

     SECTION 8. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective immediately as to Sections 5, 7, 10 and 11 and as to all other provisions at 10:00 A.M., Chicago

Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams or telecopy (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

     SECTION 9. DEFAULT OF UNDERWRITERS. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase under this Agreement and the Pricing Agreement and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. Any notice under this
Section 9 may be made by telecopy, telegram or telephone but shall be subsequently confirmed by letter.

     SECTION 10. TERMINATION OF AGREEMENT. This Agreement and the Pricing Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and the Pricing Agreement and prior to the Closing Date (and with respect to the Additional Shares, the Option Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or in Chicago shall have been declared by either Federal, New York or Illinois State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets that, in your reasonable judgment, is material and adverse and
(b) in the case of any of the events
specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. Notice of such cancellation shall be given to the Company by telecopy, telegram or telephone but shall be subsequently confirmed by letter.

     SECTION 11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated pursuant to Section 9 or Section 10, the Company and GLII shall not then be under any liability to any Underwriter except as provided in Section 5 and Section 7. However, if the sale to the Underwriters of the Shares on the Closing Date is not consummated because any condition to the Underwriters' obligations hereunder set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company or GLII to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without further liability of any party to any other party except that the provisions of this Section, Section 5 and Section 7 shall at all times be effective and shall apply.

     SECTION 12. NOTICES. Except as otherwise provided in Sections 9 and 10 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) if to the Company, at the office of the Company at 2001 Spring Road, Suite 500, Oak Brook, IL 60521, Attention: Mr. Kevin Swan, and if to GLII at One Griffith Center, Alsip, IL 60658-3495,
Attention: Mr. Joseph R. Maslick, Jr., with a copy to Bell, Boyd & Lloyd, Three First National Plaza, 70 West Madison Street, Suite 3200, Chicago, IL 60602, Attention Mr. John C. Blew or (b) if to the Representatives, at the offices of ABN AMRO Incorporated, 208 South LaSalle Street, 4th Floor, Chicago, Illinois 60604, Attention: Corporate Finance Department, with a copy to Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, IL 60603, Attention: Mr. Louis E. Rosen or in any case to such other address as the person to be notified may have requested in writing.

     SECTION 13. SUCCESSORS. The Agreement and the Pricing Agreement are made solely for the benefit of the several Underwriters, the Company, GLII, their respective directors and officers and their legal representatives and other controlling persons referred to in Section 7 hereof, and their respective successors and assigns, and no other person, either as a third party beneficiary or otherwise, shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser from any of the several Underwriters of any of the Shares in his status as such purchaser.

     SECTION 14. REPRESENTATION OF UNDERWRITERS. The Representatives will act for the several Underwriters in connection with the purchase, offering and sale of the Shares, and any action taken by the Representatives will be binding upon all the Underwriters.

     SECTION 15. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     SECTION 16. APPLICABLE LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     SECTION 17. COUNTERPARTS. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

           Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                              Very truly yours,

                                              GRIFFITH MICRO SCIENCE
                                              INTERNATIONAL, INC.


                                              BY: _____________________________
                                                  NAME:
                                                  TITLE:


                                              GRIFFITH LABORATORIES
                                              INTERNATIONAL, INC.


                                              BY: _____________________________
                                                  NAME:
                                                  TITLE:


ACCEPTED AND DELIVERED AS OF
THE DATE FIRST WRITTEN ABOVE.

ABN AMRO INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED

ACTING AS REPRESENTATIVES OF THE
SEVERAL UNDERWRITERS NAMED IN
SCHEDULE I HERETO

BY:  ABN AMRO INCORPORATED


BY:
   ----------------------------------
   NAME:
   TITLE:

                   GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.


                                   SCHEDULE I

                                  UNDERWRITERS



                                                                  NUMBER OF
NAME                                                             FIRM SHARES


ABN AMRO Incorporated..........................................................

Robert W. Baird & Co. Incorporated......................................_______

               TOTAL............................................................

                   GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.



                                   SCHEDULE II


                    Comfort Letter of KPMG Peat Marwick, LLP

     (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act.

     (2) In their opinion the consolidated financial statements and schedules of the Company and its subsidiaries included in the Registration Statement and the consolidated and combined financial statements of the Company from which the information presented under the caption "Selected Financial Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the Act.

     (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to September 30, 1997, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since September 30, 1997, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) the pro forma financial data of the Company included in the Registration Statement does not comply as to form with the applicable accounting requirements of the Act, or that the pro forma adjustments have not been properly applied to the historical amounts for the periods to which they relate and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated net current assets or consolidated stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the day thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before income taxes or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (4) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.

EXHIBIT A




                                2,500,000 SHARES*

                   GRIFFITH MICRO SCIENCE INTERNATIONAL, INC.

                              CLASS A COMMON STOCK


                                PRICING AGREEMENT

                                                              __________, 1998


ABN AMRO Incorporated
Robert W. Baird & Co. Incorporated
As Representatives of the
  several Underwriters named
  in Schedule I hereto
c/o ABN AMRO Incorporated
208 South LaSalle Street
Chicago, Illinois 60604
Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated _______ __, 1998 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule I thereto (collectively, the "Underwriters"), for whom you are acting individually and as representatives (the "Representatives"), of the above referenced Class A Common Stock (the "Shares") of Griffith Micro Science International, Inc. (the "Company").

     Pursuant to Section 3 of the Underwriting Agreement, the Company agrees with each of the Underwriters as follows:

     1. The initial public offering price per share of the Shares determined as provided in said Section 3 shall be $_______.

     2. The purchase price per share of the Shares to be paid by the several Underwriters shall be $________, being an amount equal to the initial public offering price set forth above, less $_______ per Share.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                                     Very truly yours,

                                                  GRIFFITH MICRO SCIENCE
                                          INTERNATIONAL, INC.

                                              BY:___________________________
                                                  NAME:
                                                  TITLE:


Confirmed and Accepted, as of the date
first above written for themselves and
as Representatives of the other Underwriters named in the Underwriting Agreement:


ABN AMRO INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED


Acting as Representatives of the Several
Underwriters named in Schedule I to
the Underwriting Agreement


BY:  ABN AMRO INCORPORATED


BY: ____________________________________





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